SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)
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DOLLAR FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 325-5600
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 17, 2005
Dear Stockholder:
          You are cordially invited to attend the annual meeting of stockholders of Dollar Financial Corp., a Delaware corporation, to be held at The Desmond Great Valley Hotel and Conference Center located at One Liberty Boulevard, Malvern, Pennsylvania 19355 on Thursday, November 17, 2005, at 9:00 a.m., local time. The purpose of the meeting is to consider and take action on the proposals listed below:
          1. To elect two persons to serve as Class A Directors on our Board of Directors for a three year term and until their successors are duly elected and qualified;
          2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and
          3. To transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.
          The Board of Directors has fixed the close of business on October 7, 2005 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. Only holders of record of Common Stock at the close of business on the record date will be entitled to receive notice of and to vote at the meeting and at any adjournments or postponements of the meeting.
          Only stockholders of record at the close of business on October 7, 2005 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the Annual Meeting, such stockholders will be asked to consider and take action on the proposals discussed in this Proxy Statement and any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Sincerely,

/s/ Donald Gayhardt

Donald Gayhardt, President and Secretary
October 18, 2005
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE PAID ENVELOPE PROVIDED. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING, BY TELEPHONE OR THROUGH THE INTERNET.

DOLLAR FINANCIAL CORP.
1436 LANCASTER AVENUE, SUITE 310
BERWYN, PA, 19312
(610) 325-5600
PROXY STATEMENT
DATED OCTOBER 18, 2005
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 17, 2005
Introduction
          The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Dollar Financial Corp., a Delaware corporation (the “Company,” “we,” or “us”), for use at the annual meeting of stockholders to be held on Thursday, November 17, 2005 at 9:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about October 18, 2005.
          Only stockholders of record at the close of business on October 7, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the Annual Meeting, such stockholders will be asked to consider and take action on the proposals discussed in this Proxy Statement and any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof.
          An Annual Report to Stockholders containing financial statements for the fiscal year ended June 30, 2005 is being mailed together with this proxy statement to all stockholders entitled to vote.

VOTING
The Purpose of the Annual Meeting
          At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting above, including the election of two Class A Directors and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2006 (“fiscal 2006”).
Persons Entitled to Vote at the Annual Meeting
          The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 7, 2005. Each holder of any shares of our Common Stock, par value $0.01 per share (the “Common Stock”) that is entitled to vote will have the right to one vote for each share of common stock outstanding in such stockholder’s name on the record date. On October 7, 2005 there were 18,102,727 shares of our common stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders have no cumulative voting rights.
How To Vote
          You are not required to attend the Annual Meeting in order to be able to vote. While you may attend the Annual Meeting and vote your shares in person, you also may choose to submit your proxies by any of the following methods:
•	Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted FOR the election of all Director nominees and FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. If any other matter should be properly presented at the Annual Meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.

•	Voting by Telephone. You may vote your shares by telephone by calling the toll-free telephone number provided on the proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•	Voting by Internet. You may vote through the Internet by signing on to the website identified on the proxy card and following the procedures described in the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.
          Registered Holders. If you are a registered holder, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “for,” or to “withhold” your authority to vote your shares for, the nominee for the Board. The proxy card also provides spaces for you to vote “for” or “against” or “abstain” from voting in connection with our proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. IF YOU RETURN A SIGNED PROXY CARD BUT DO NOT INDICATE HOW YOU WISH TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED BY THE MANAGEMENT PROXIES SET FORTH ON THE PROXY CARD IN THE MANNER RECOMMENDED BY THE BOARD IN THIS PROXY STATEMENT.

          Shares Held in “Street Name.” If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder) you must either direct the record holder of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.
The Recommendations of the Board
          The recommendation of the Board is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:
          · FOR election of the nominated Class A Directors (see “Proposal 1: Election of Directors”); and
          · FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006 (see “Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm”).
          With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
          IF YOU SIGN AND RETURN YOUR PROXY CARD BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.
How to Revoke Your Vote
          You may revoke your proxy at any time before it is voted at the Annual Meeting by any of the following methods:
•	Submitting a later-dated proxy by mail, over the telephone or through the Internet.

•	Sending a written notice, including by telegram or telecopy, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:
Dollar Financial Corp.
1436 Lancaster Avenue, Suite 310
Berwyn, PA 19312
Attention: Donald Gayhardt, President and Secretary
•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting. If your shares are held in the name of a bank, broker or other record holder, you must obtain a proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.
Quorum and Vote Required
          Our Bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum for the transaction of business. The election of directors will be decided by a plurality of the votes of the shares cast, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner. On all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required for approval. An abstention with respect to any such proposal will have the same effect as a vote against such proposal. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal as to which authority was withheld. Consequently, broker non-votes will have the effect of reducing the number of affirmative votes required to approve the proposal (but not the percentage), because they reduce the number of shares present at the meeting from which a majority is calculated.
          The persons named as proxies and attorneys-in-fact are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. In addition to the election of directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

PROPOSAL 1: ELECTION OF DIRECTORS
          We currently have eight directors. Our Bylaws provide for a classified Board, consisting of three classes of directors (Class A, Class B and Class C), with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The two director nominees identified below are to be elected by our stockholders at our upcoming Annual Meeting as Class A Directors, each to hold office for a three-year term expiring in 2008 or until his successor is duly elected and qualified. The Directors have no reason to believe that either of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting. If either nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or the Board may reduce the number of Directors.
          Each individual elected as a Director at the Annual Meeting will serve until the annual meeting of stockholders to be held in 2008 or until his successor is duly elected and qualified.
Proposed for Election as Class A Directors for a Three Year Term Continuing Until the 2008 Annual Meeting of Stockholders
          The following table sets forth information with respect to the Directors nominated for re-election as Class A Directors at the Annual Meeting.

Name	Age	Position
Jeffrey A. Weiss	62	Chairman of the Board and Chief
		Executive Officer
Donald Gayhardt	41	President, Secretary and Director
          The following are biographical summaries of the Directors identified above:
          Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc. acquired us in May 1990. Until June 1992, Mr. Weiss was also a Managing Director at Bear Stearns with primary responsibility for the firm’s investments in small to mid-sized companies, in addition to serving as Chairman and Chief Executive Officer for several of these companies.
          Donald Gayhardt has served as our President and Secretary since December 1998. Mr. Gayhardt also served as our Chief Financial Officer from April 2001 to June 2004. He served as our Executive Vice President and Chief Financial Officer from 1993 to 1997. In addition, he joined the Board as a director in 1990. Prior to joining us, Mr. Gayhardt was employed by Bear Stearns from 1988 to 1993, most recently as an Associate Director in the Principal Activities Group, where he had oversight responsibility for the financial and accounting functions at a number of manufacturing, distribution and retailing firms, including our company. Prior to joining Bear Stearns, Mr. Gayhardt held positions in the mergers and acquisitions advisory and accounting fields.
          The nominees for election as Class A Directors were recommended for nomination to the Board by the Board’s Corporate Governance and Nominating Committee. The Board unanimously recommends that stockholders vote FOR the election of each of the above nominees as Class A Directors.

Directors Whose Terms Do Not Expire at the Annual Meeting
          The following table sets forth information with respect to the remaining members of the Board:

			Annual Meeting at Which Term
Name	Age	Position	Expires
David Golub	43	Director	2006
David Jessick	52	Director	2006
Luke Johnson	43	Director	2006
Jonathan Seiffer	34	Director	2007
Jonathan Sokoloff	48	Director	2007
Michael Solomon	30	Director	2007
          The following are biographical summaries of the remaining members of the Board:
          David Golub has served as a director and as a member of the Audit Committee of the Board since January 2005 and as the Chairman of the Corporate Governance and Nominating Committee of the Board since April 2005. Since March 2005, he has served as Chief Executive of Bayshore Income Funds LLC, an investment advisor, and since April 2004, he has served as Vice Chairman of Golub Capital, a provider of debt and equity to middle market companies. From 1995 through 2003, Mr. Golub was Managing Director of Centre Partners Management LLC. Mr. Golub is a director of several private companies.
          David Jessick has served as a director and the Chairman of the Audit Committee of the Board since January 2005 and as a member of the Compensation Committee and Corporate Governance and Nominating Committee of the Board since April 2005. He served as a consultant to the Chief Executive and Senior Financial staff at Rite Aid Corporation from July 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from December 1999 to June 2002. Prior to that, from February 1997 to June 1999, Mr. Jessick was the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. From 1979 to 1996, he was Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit committee member), Pathmark Stores, Inc. and Pinnacle Foods Group, Inc.
          Luke Johnson has served as a director and as a member of the Audit Committee of the Board since February 2005, as Chairman of the Compensation Committee of the Board since April 2005 and as a member of the Corporate Governance and Nominating Committee of the Board since April 2005. He is Chairman of Channel 4, one of the principal U.K. television networks. He is also Chairman and principal owner of Signature Restaurants Limited. Previously he was Chairman of PizzaExpress PLC and worked as an investment analyst for Kleinworts. He is a director of a number of private companies in dentistry, fitness clubs, marketing services, recruitment and publishing. He is a British citizen and lives in London.
          Jonathan Seiffer has served as a director of the Company since October 2001. He has been a partner of Leonard Green & Partners, L.P. since January 1999 and joined Leonard Green & Partners, L.P. as an associate in October 1994. Prior to his arrival at Leonard Green & Partners, Mr. Seiffer was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. He is also a director of Diamond Triumph Auto Glass, Inc and several private companies.
          Jonathan Sokoloff has served as a director of the Company since December 1998. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has been a partner in a private equity firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff was previously a Managing Director at Drexel Burnham Lambert Incorporated. Mr. Sokoloff is also a director of The Sports Authority, Rite Aid Corporation, Diamond Triumph Auto Glass, Inc. and several private companies.

          Michael Solomon has served as a director of the Company since October 2002. He has been a vice president of Leonard Green & Partners, L.P. since April 2002 and joined Leonard Green & Partners, L.P. as an associate in May 2000. From June 1996 to May 2000, Mr. Solomon was an associate with the Financial Sponsors Group of Deutsche Banc Alex Brown.

CORPORATE GOVERNANCE
Committees of the Board
          The Board has standing Audit, Corporate Governance and Nominating and Compensation Committees which are described below.
          Audit Committee. The Audit Committee assists the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s charter was adopted by the full Board in February 2005 and amended most recently in April, 2005. A copy of the charter of the Audit Committee, as amended, is attached to this Proxy Statement as Appendix A.
          The Company’s Code of Business Conduct and Ethics includes information regarding procedures established by the Audit Committee for the submission of complaints about the Company’s accounting or auditing matters. The Code is applicable to our executives, employees and Directors. The Code reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the our website (www.dfg.com). A copy of the Code is available on our website (www.dfg.com/ethics.asp). A copy of the Code may also be obtained upon request from the Secretary of the Company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312.
          The Audit Committee met one time during the fiscal year ended June 30, 2005 (“fiscal 2005”). In addition, the Audit Committee met three times thus far during fiscal 2006, including with Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the fiscal 2005 audit and the Company’s internal control over financial reporting.
          The Audit Committee currently consists of Messrs. Jessick (Chairman), Golub and Johnson, each of whom is independent within the meaning of the Securities and Exchange Commission (“SEC”) regulations and the listing requirements of Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”). Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. Mr. Jessick is qualified as an “audit committee financial expert” within the meaning of SEC regulations. The Board reached its conclusion as to the qualifications of Mr. Jessick based on his education and experience in analyzing financial statements of a variety of companies, most notably as the Chief Financial Officer and Executive Vice President of Finance and Investor Relations for Fred Meyer, Inc. February 1997 to June 1999 and as Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. from 1979 to 1996. He is currently a director of WKI Holding Company, Inc. (chairman of the audit and the compensation committees), Source Interlink, Inc. (audit committee member), Pathmark Stores, Inc. and Pinnacle Foods Group, Inc. Consistent with Nasdaq listing requirements, the Board determined that his concurrent service on these committees does not impair his ability to effectively serve on the Company’s Audit Committee.
          Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for: (i) identifying individuals qualified to become Board members and recommending to the Board the nominees for election to the Board; (ii) leading the Board in its annual review of the Board’s performance, and making recommendations to the Board regarding Board organization, membership, function and effectiveness, as well as committee structure, membership, function and effectiveness; (iii) recommending to the Board nominees for each committee of the Board; (iv) reviewing the Company’s efforts to promote diversity among Directors, officers, employees and contractors; and (v) arranging for an orientation for all Directors.
          The Charter of the Corporate Governance and Nominating Committee is attached to this Proxy Statement as Appendix B. The Corporate Governance and Nominating Committee did not meet during fiscal 2005 but has met once thus far during fiscal 2006.

          The Corporate Governance and Nominating Committee currently consists of Messrs. Golub (Chairman), Jessick and Johnson. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of Nasdaq listing requirements and the Charter of the Corporate Governance and Nominating Committee.
          Compensation Committee. The Compensation Committee is authorized to determine compensation for the Company’s senior executives. The Compensation Committee met once during fiscal 2005 and has met three times thus far during fiscal 2006.
          The Compensation Committee currently consists of Messrs. Johnson (Chairman) and Jessick. All of the members of the Compensation Committee are independent within the meaning of Nasdaq listing requirements.
Meetings of Directors and Annual Meeting of Stockholders
          The Board held two meetings during fiscal 2005 after the commencement of the Company’s initial public offering on January 28, 2005 and has held two meetings thus far during fiscal 2006. Each incumbent Director attended at least 75% of the meetings of the Board that were held following his election and at least 75% of the meetings held by all committees on which he served. ·The non-management members of the Board meet at least twice per fiscal year in executive session after regularly scheduled Board meetings.
          It is the policy of the Company that all of its Directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts.
Director Independence
          No Director is deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a material relationship with the Company and in doing so, the Board considers information regarding the relationships between each director and his family, on the one hand, and the Company, on the other. In assessing Director independence, the Board considers all commercial, charitable or other business relationships any Director may have with the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq listing requirements, the Board has made a subjective determination with respect to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management. As a result of its review, the Board affirmatively determined that all Directors (other than Messrs. Weiss, Gayhardt, Sokoloff, Seiffer and Solomon) are independent of the Company and its management under the Nasdaq independence definition and that the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee are comprised exclusively of independent Directors. Messrs. Weiss and Gayhardt are not considered independent because of their employment as Company executives. Messrs. Sokoloff, Seiffer and Solomon are not considered independent because of their employer’s security ownership of the Common Stock.
Compensation of Independent Directors
          Independent directors receive annual compensation as follows:
•	Annual retainer of $25,000

•	Annual retainer for chairman of the Audit Committee of $8,000

•	Annual retainer for chairman of the Compensation Committee of $5,000

•	Annual retainer for chairman of the Corporate Governance and Nominating Committee of $5,000

•	Board meeting attendance fee of $1,500

•	Committee meeting attendance fee of $1,000.
          Additionally, David Jessick is permitted to obtain health care pursuant to the Company’s health care insurance policy. Mr. Jessick pays all policy costs associated with this coverage.
Director Nominations
          In making its recommendations as to nominees for election to the Board, the Corporate Governance and Nominating Committee may consider, in its sole judgment, recommendations of the Chief Executive Officer and President, other Directors, senior executives, stockholders and third parties. The Corporate Governance Committee may also retain third-party search firms to identify potential nominees.
          Stockholders desiring to recommend nominees should submit their recommendations in writing to Donald Gayhardt, President and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. Recommendations from stockholders should include pertinent information concerning the proposed nominee’s background and experience. The Corporate Governance and Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Corporate Governance and Nominating Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.
          Based on the information provided to the Corporate Governance and Nominating Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Governance and Nominating Committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The Governance and Nominating Committee may also ask potential nominees to meet with management and other members of our Board. After completing this evaluation process, the Corporate Governance and Nominating Committee makes a recommendation to the full Board, which makes the final determination whether to nominate the candidate as a Director.
          In evaluating a candidate, our Board, with the assistance of the Governance Committee, takes into account a variety of factors as it deems appropriate, including the following:.
•	the nominee’s understanding of the Company’s business and the industries in which it operates in general;

•	the nominee’s ability to regularly attend meetings of the Board and of any committees on which the director would serve;

•	the nominee’s ability to review in a timely fashion and understand materials circulated to the Board regarding the Company or its industry;

•	the nominee’s ability to participate in meetings and decision making processes in an objective and constructive manner; and

•	the nominee’s ability to be reasonably available, upon request, to advise the Company’s officers and management.

          The Corporate Governance and Nominating Committee also considers such other factors as it deems appropriate, including a nominee’s integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and likelihood that he or she will be able to serve on the Board for a sustained period. Due consideration is given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. The Committee will also consider factors such as global experience, experience as a director of a public company and knowledge of relevant industries.
Ethics Hotline
          The Company encourages employees to raise possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week, and which is centrally answered by an independent, third-party service. Callers may remain anonymous and, to further protect the caller’s anonymity, the telephone compliance hotline staff do not identify the gender of the caller, tape record the call or use “caller ID” or other methods to identify the telephone number of the caller. The Company prohibits retaliatory action against any individual for raising possible ethical issues, and employees at all levels are prohibited from retribution against anyone for reporting or supplying information about an ethical concern.
Communications with the Board
          The Board of Directors recommends that stockholders deliver any communications with the Board in writing by sending them in care of the Secretary of the Company. Stockholders may send such communications by email to Roy Hibberd, General Counsel at Roy.Hibberd@dfg.com, or by mail to Donald Gayhardt, President and Secretary, Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312. The name(s) of any specific intended Board recipient(s) should be noted in the communication.

EXECUTIVES AND EXECUTIVE COMPENSATION
Executive Officers
          The Company’s executive officers, as of October 18, 2005 , including their respective ages and positions, are set forth below:

Name	Age	Position
Jeffrey A. Weiss	62	Chairman of the Board and Chief Executive Officer
Donald Gayhardt	41	President, Secretary and Director
Randy Underwood	55	Executive Vice President and Chief Financial Officer
Sydney Franchuk	53	Senior Vice President — North American Operations
Cameron Hetherington	40	Senior Vice President — International Operations
Roy Hibberd	52	Senior Vice President, General Counsel
Peter Sokolowski	44	Vice President, Chief Credit Officer
Melissa Soper	39	Vice President, Legal Services Division
William Athas	43	Vice President, Finance and Corporate Controller
          The following are biographical summaries of the executive officers of the Company:
          Jeffrey A. Weiss has served as our Chairman and Chief Executive Officer since an affiliate of Bear Stearns & Co. Inc. acquired us in May 1990. Until June 1992, Mr. Weiss was also a Managing Director at Bear Stearns with primary responsibility for the firm’s investments in small to mid-sized companies, in addition to serving as Chairman and Chief Executive Officer for several of these companies.
          Donald Gayhardt has served as our President and Secretary since December 1998. Mr. Gayhardt also served as our Chief Financial Officer from April 2001 to June 2004. He served as our Executive Vice President and Chief Financial Officer from 1993 to 1997. In addition, he joined the Board as a director in 1990. Prior to joining us, Mr. Gayhardt was employed by Bear Stearns from 1988 to 1993, most recently as an Associate Director in the Principal Activities Group, where he had oversight responsibility for the financial and accounting functions at a number of manufacturing, distribution and retailing firms, including our company. Prior to joining Bear Stearns, Mr. Gayhardt held positions in the mergers and acquisitions advisory and accounting fields.
          Randy Underwood has served as our Executive Vice President and Chief Financial Officer since June 2004. Previously, Mr. Underwood served for three years as Senior Vice President, Global Finance and Administration and Chief Financial Officer for The Coleman Company, Inc. Prior to his tenure at The Coleman Company, Mr. Underwood held senior executive positions with Strategic Development Partners, Inc. from 1999 through 2000 and with Thorn Americas, Inc., the parent company of Rent-A-Center, Inc., including Senior Vice President and Chief Financial Officer and Division President, from 1988 through 1998. Earlier in his career, he practiced as a Certified Public Accountant with the firm of Peat, Marwick, Mitchell and Co.
           Sydney Franchuk, our Senior Vice President-North American Operations, has served as President of our Canadian operations since November 1997. Previously, Mr. Franchuk held the position of Vice President of Finance and Administration for National Money Mart Co. and Check Mart, an affiliated company in the United

States. Prior to joining us in 1985, Mr. Franchuk was a public accountant with Woods & Company and Ernst & Young LLP Chartered Accountants and is a Certified Management Accountant.
          Cameron Hetherington has served as our Senior Vice President-International Operations since September 2004. He served as our Senior Vice President and President-U.K. Operations, as well as Managing Director of Dollar Financial U.K. Limited from March 1999 to September 2004. From July 1993 to September 1998, Mr. Hetherington was employed at our Canadian operations in a variety of senior management positions, including National Operations Manager. From June 1983 to November 1992, Mr. Hetherington served as a commissioned officer within the Australian Defence Force in a variety of operational, training and administrative roles both domestically and overseas.
          Roy W. Hibberd has served as our Senior Vice President, General Counsel since July 2005. Prior to joining us, Mr. Hibberd served as a Managing Director of Smooth Engine, Inc., a consulting company providing services to growth-oriented companies and private equity firms from 2004 to July 2005 and as a Managing Director of Millennium Services Corp., a technical consulting firm serving New Jersey based Fortune 500 corporations in the Telecommunication industry from 2002 to July 2005. Prior to joining Millennium Services, Mr. Hibberd served as the General Counsel and Managing Director (US) for the United States operations of Virtual Internet, plc, a London based public company providing Internet services to Fortune 1000 companies from 2000 to 2002 and as the Vice President and General Manager, The Americas of the American Express Company from 1996 to 1999.
          Peter Sokolowski has served as our Vice President, Chief Credit Officer since October 2002 and has overall responsibility for acquisitions and for the oversight of underwriting, analysis and performance monitoring for our credit products. He also served as our Vice President-Finance from 1991 to 2002. Prior to joining us, Mr. Sokolowski worked in various financial positions in the commercial banking industry.
          Melissa Soper has served as our Vice President, Legal Services Division since July, 2005 and has previously served from October 1996 through July, 2005 as Vice President, Human Resources with overall responsibility for development of our human resources department and for compliance with state and federal labor laws. Prior to joining us, Ms. Soper served as a Director of Human Resources for a national hotel chain.
          William Athas has served as our Vice President, Finance, Corporate Controller and Compliance Officer. Mr. Athas became our Vice President, Finance in December 2003, and our Compliance Officer and Corporate Controller in February 2005. Previously, Mr. Athas served as our Director of Finance from January 2000 to December 2003. Prior to joining us, he was the divisional controller of Timet, a titanium metals company, from December 1998 to January 2000. Mr. Athas worked at Asarco, Inc., a non-ferrous metals company, from August 1987 to December 1998, where he became the assistant corporate controller in 1997. He attained his CPA certification in 1989.

Executive Compensation
          The following table sets forth information concerning the compensation paid by the Company for fiscal 2005, and each of the fiscal years ended June 30, 2004 (“fiscal 2004”) and 2003 (“fiscal 2003”): (i) to the Company’s Chief Executive Officer and (ii) to each of the four other most highly compensated executive officers in 2005 who were serving as executive officers at June 30, 2005 (the “Named Executive Officers”).

		Annual Compensation
	Fiscal			Other Annual		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)		Compensation ($)
Jeffrey Weiss	2005	715.000	682,316	93,195	(1)	2,335,402	(3)
Chairman and Chief Executive	2004	675,000	1,052,000	99,217	(1)	7,741	(4)
	2003	650,000	—	60,290	(1)	8,414	(4)

Donald Gayhardt	2005	430,000	410,344	—		42,265	(5)
President	2004	400,000	603,000	—		2,103	(4)
	2003	350,000	—	—		3,264	(4)

Randy Underwood	2005	275,000	250,000	—		2,990	(4)
Executive Vice President	2004	—	—	—		—
and Chief Financial Officer	2003	—	—	—		—

Sydney Franchuk	2005	184,264	200,150	—		12,580	(4)
Senior Vice President and President — North	2004	148,980	157,325	—		11,332	(4)
American Operations	2003	132,840	84,353	—		—

Cameron Hetherington	2005	218,651	65,595	74,308	(2)	15,306	(4)
Senior Vice President—	2004	204,880	178,073	69,628	(2)	14,342	(4)
International Operations	2003	186,695	56,008	64,682	(2)	13,067	(4)

(1)	Amounts include $29,845 paid in fiscal 2005, $28,840 paid in fiscal 2004 and $30,635 paid during the twelve month period ended June 30, 2003 for life insurance premiums on policies where we were not the named beneficiary. Amounts include $24,225 paid in fiscal 2005 for employee memberships. Perquisites and other personal benefits provided to each other named executive officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the officer.

(2)	Amounts represent housing and other living costs.

(3)	Amounts include $2,318,558 in interest forgiveness on loans and $16,844 in payments relating to retirement plans.

(4)	Amounts represent payments relating to retirement plans.

(5)	Amounts include $35,473 in interest forgiveness on loans and $6,792 in payments relating to retirement plans.

Stock Options
          The following table sets forth certain information regarding options for the purchase of Common Stock that were granted during fiscal 2005 to the Named Executive Officers.

	Option/SAR Grants in Last Fiscal Year
	Individual Grants
			Percent of Total			Potential Realizable Value at
	Securities		Options/SARs			Assumed Annual Rates of
	Underlying		Granted to			Stock Price Appreciation for
	Option/SARs		Employees in	Exercise	Expiration	Option Term
Name	Granted		Fiscal Year	Price	Date	5%	10%
Jeffrey Weiss	210,283	(1)	37.8%	$16.00	4/27/15	$643,060	$3,016,885
	210,283	(1)	37.8%	$11.70	4/27/15	1,547,276	3,921,102

Total	420,566					$2,190,336	$6,937,987

Donald Gayhardt	172,050	(1)	30.9%	$16.00	4/27/15	$526,140	$2,468,365
	172,050	(1)	30.9%	$11.70	4/27/15	1,265,955	3,208,180

Total	344,100					$1,792,095	$5,676,545

Randy Underwood	25,000	(1)	4.5%	$16.00	4/27/15	$76,452	$358,670
	25,000	(1)	4.5%	$11.70	4/27/15	183,952	466,170

Total	50,000					$260,404	$824,840

Sydney Franchuk	7,500	(1)	1.3%	$16.00	4/27/15	$22,936	$107,601
	7,500	(1)	1.3%	$11.70	4/27/15	55,186	139,851

Total	15,000					$78,122	$247,452

Cameron Heatherington	2,500	(1)	0.4%	$16.00	4/27/15	$7,645	$35,867
	2,500	(1)	0.4%	$11.70	4/27/15	18,395	46,617

Total	5,000					$26,040	$82,484

(1)	Represents the number of shares of Common Stock, underlying options granted in April 2005 under our 2005 Stock Incentive Plan.
Aggregated Option Exercises in Last Fiscal Year and Year End Option Values
          The following table shows information concerning stock options held by each of the named executive officers at June 30, 2005. The value of unexercised in-the-money options was based on the last reported sales price for the Company’s common stock on Nasdaq on June 30, 2005 of $10.61 per share. None of the Named Executive Officers exercised options during the year ended June 30, 2005.

				Value of Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options at Fiscal
	Shares		Options at Fiscal Year	Year End
	Acquired on	Value	End	Exercisable/
Name	Exercise	Realized	Exercisable/Unexercisable	Unexercisable
Jeffrey Weiss	0	$0	420,566/0	$0/$0
Donald Gayhardt	0	0	867,465/0	$1,219,934/$0
Randy Underwood	0	0	50,000/0	$0/$0
Sydney Franchuk	0	0	70,500/0	$266,400/$0
Cameron Hetherington	0	0	60,500/0	$266,400/$0

Equity Compensation Plan Information as of June 30, 2005

Number of securities
Remaining
Available for
Future issuance
	Number of		Under equity
	securities to	Weighted-average	Compensation
	be issued	exercise price of	Plans
	upon	outstanding	(excluding
	exercise of	options,	securities
	outstanding options,	warrants and	reflected in
Plan Category	warrants and rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation Plans approved by Security holders	1,843,906	$11.31	659,182
Equity compensation Plans not approved by Security holders	—	—	—
Total	1,843,906	$11.31	659,182

Employment Agreements
          Employment Agreement with Jeffrey Weiss
          Effective December 19, 2003, we and Dollar financial Group, Inc., a New York corporation and our wholly owned subsidiary (“OPCO”), entered into an employment agreement with Jeffrey Weiss. The agreement provides for Mr. Weiss to serve as the our and OPCO’s Chief Executive Officer for a term of three years. The term shall be automatically renewed for subsequent additional terms of one year unless either party provides notice of its intention not to renew the term.
          The employment agreement provides for Mr. Weiss to receive an annual base salary of $675,000, subject to biannual increase by the Board or a committee thereof, and to receive specified annual cash bonuses determined based on our achievement of annual performance targets. Mr. Weiss is also entitled to specified perquisites. In addition, as long as Mr. Weiss serves as OPCO’s and our Chief Executive Officer, OPCO and we will use our commercially reasonable efforts to ensure that he continues to serve on our and OPCO’s Board of Directors.
          If Mr. Weiss’ employment is terminated other than for cause in relation to a change of control, the employment agreement provides that we will pay Mr. Weiss his unpaid base salary for the remainder of the term, discounted to present value, without mitigation. In such circumstances, the employment agreement also provides for the continuation of specified benefits during the remaining scheduled term of the employment agreement.
          If Mr. Weiss’ employment is terminated other than for cause under any circumstances not related to a change of control, or if Mr. Weiss terminates his employment for good reason, the employment agreement provides that we will pay Mr. Weiss his remaining base salary during the remaining scheduled term of the employment agreement, subject to offset for compensation earned pursuant to new employment. In such circumstances, the employment agreement also provides for the continuation of specified benefits during the remaining scheduled term of the employment agreement.
          Employment Agreement with Donald Gayhardt
          Effective December 19, 2003, we and OPCO entered into an employment agreement with Donald Gayhardt. The agreement provides for Mr. Gayhardt to serve as our and OPCO’s President and Chief Financial

Officer for a term of three years. The term shall be automatically renewed for subsequent additional terms of one year unless either party provides notice of its intention not to renew the term.
          The employment agreement provides for Mr. Gayhardt to receive an annual base salary of $400,000, subject to biannual increase by the Board, a committee thereof, OPCO’s Board of Directors, or a committee thereof, and to receive specified annual cash bonuses determined based on our achievement of annual performance targets. Mr. Gayhardt is also entitled to specified perquisites. In addition, as long as Mr. Gayhardt serves as our President, we and OPCO will use our commercially reasonable efforts to ensure that he continues to serve on our and OPCO’s Board of Directors.
          If Mr. Gayhardt’s employment is terminated other than for cause in relation to a change of control, the employment agreement provides that we will pay Mr. Gayhardt his unpaid base salary for the remainder of the term, discounted to present value, without mitigation. In such circumstances, the employment agreement also provides for the continuation of specified benefits during the remaining scheduled term of the employment agreement.
          If Mr. Gayhardt’s employment is terminated other than for cause under any circumstances not related to a change of control, or if Mr. Gayhardt terminates his employment for good reason, the employment agreement provides that we will pay Mr. Gayhardt his remaining base salary during the remaining scheduled term of the employment agreement, subject to offset for compensation earned pursuant to new employment. In such circumstances, the employment agreement also provides for the continuation of specified benefits during the remaining scheduled term of the employment agreement.
          Employment Agreement with Randy Underwood
          Effective June 28, 2004, we entered into an employment agreement with Randy Underwood. Mr. Underwood serves as our and OPCO’s Executive Vice President and Chief Financial Officer. The employment agreement provides for Mr. Underwood to receive an annual base salary of $275,000, subject to annual review by the Board or a committee thereof, and to receive specified annual cash bonuses determined based on our achievement of annual performance targets. Mr. Underwood is also entitled to specified perquisites.
          If Mr. Underwood’s employment is terminated in relation to a change of control, the employment agreement provides that we will continue to pay Mr. Underwood his base salary for eighteen months following the date of termination. If Mr. Underwood’s employment is terminated other than for cause, the employment agreement provides that we will continue to pay Mr. Underwood his base salary for six months following the date of termination and will pay Mr. Underwood at a rate equal to 50% of his base salary for twelve months thereafter.
          Employment Agreement with Cameron Hetherington
          Effective April 1, 2002, we entered into an employment agreement with Cameron Hetherington. This agreement terminated by its terms on April 30, 2004. Mr. Hetherington continues to serve as our Senior Vice President — International Operations. The employment agreement provided for Mr. Hetherington to receive an annual base salary of £(GPB)117,700 and specified annual cash bonuses determined based on our achievement of annual performance targets. The employment agreement also provided that if Mr. Hetherington’s employment was terminated other than for cause after April 1, 2003, we would pay Mr. Hetherington moving expenses and 50% of one year’s base salary, subject to offset for compensation earned pursuant to new employment.
          Employment Agreement with Roy Hibberd
          Effective July 26, 2005 we entered into an Employment Agreement with Roy Hibberd. Mr. Hibberd serves as Senior Vice President- Franchise Relations of our subsidiary, We the People USA, Inc., and as our Senior Vice President and General Counsel as well as the Senior Vice President and General Counsel of OPCO. The employment agreement provides for Mr. Hibberd to receive an annual base salary of $210,000 and specified bonuses and incentive compensation determined based upon of annual performance targets. Mr. Hibberd is also entitled to specified perquisites.

          If Mr. Hibberd’s employment is terminated in relation to a change of control or if Mr. Hibberd terminates his employment for good reason, the employment agreement provides that we will continue to pay Mr. Hibberd his base salary for eighteen months following the date of termination. If Mr. Hibberd’s employment is terminated by the Company other than for cause, the employment agreement provides that we will continue to pay Mr. Hibberd his base salary for nine months following the date of termination and will pay Mr. Hibberd at a rate equal to 50% of his base salary for nine months thereafter.
1999 Stock Incentive Plan
          Our 1999 stock incentive plan is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the Board may determine from time to time. The following are the material terms of the 1999 plan:
          Shares Subject to Plan. The aggregate number of shares of Common Stock reserved and available for issuance under the 1999 plan is 784,215 of which 770,340 were underlying outstanding stock options as of June 30, 2005. We do not intend to grant any additional stock options under the 1999 plan. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.
          Administration. The plan is administered by the Board. Subsequent to the closing of our initial public offering, the 1999 plan is administered by the Compensation Committee as designated by the Board. Each member of the committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The Compensation Committee has authority to construe and interpret the 1999 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 1999 plan.
          Eligibility. All of our employees and directors, and in specified circumstances, our consultants and advisors are eligible to participate in the 1999 plan.
          Type of Awards. Nonqualified stock options or incentive stock options may be granted under the 1999 plan. Stock appreciation rights may also be granted in tandem with nonqualified stock options or incentive stock options granted under the 1999 plan.
          Amendment and Termination. The 1999 plan may be amended by the Board, at any time, subject to stockholder approval to increase the shares of stock reserved for issuance under the 1999 plan or modify eligibility requirements.
          Exercisability, Vesting and Price of Awards. The stock options will vest at the times and upon the conditions that the Compensation Committee may determine. The price at which shares subject to any stock options may be purchased are reflected in each particular stock option agreement.
2005 Stock Incentive Plan
          Our 2005 stock incentive plan is intended to secure for us the benefits arising from stock ownership by selected key employees, directors, consultants and advisors as the Compensation Committee of the Board may from time to time determine. The following are the material terms of the 2005 plan:
          Shares Subject to Plan. The aggregate number of shares of Common Stock reserved and available for issuance under the 2005 plan is 1,718,695 of which there were 1,073,566 underlying outstanding stock options as of June 30, 2005. On April 27, 2005, the Board approved the grant of 1,113,566 options under the 2005 plan. Unexercised options or purchase rights that are subsequently reacquired by us or shares issued under the 2005 plan that are reacquired by us through forfeiture or right of repurchase, may be available for reissuance under the 2005 plan. The number of shares reserved for issuance is generally subject to equitable adjustment upon the occurrence of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares, stock dividend or other similar corporate transaction or event.
          Administration. The 2005 plan is administered by the Compensation Committee as designated by the Board. Each member of the Compensation Committee is a “nonemployee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code). The Compensation Committee has authority to construe and interpret the 2005 plan and any awards made thereunder, to grant and determine the terms of awards and to make any necessary rules and regulations for the administration of the 2005 plan.
          Eligibility. All of our, OPCO’s and our subsidiaries directors, officers, employees, consultants and advisors are eligible to participate in the 2005 plan.
          Type of Awards. The 2005 plan permits the Compensation Committee to grant stock options, stock purchase rights, shares of Common Stock or a combination thereof upon the terms and conditions determined by the administrators of the plan. Stock options may be incentive stock options or nonqualified stock options that do not qualify as incentive stock options.
          Amendment and Termination. The 2005 plan may be amended or terminated by the Board, at any time, subject to approval by our stockholders where necessary to satisfy federal tax or other applicable laws or stock market requirements. The 2005 plan will terminate no later than ten years after its adoption.
          Exercisability, Vesting and Price of Awards. Stock options will vest at the times and upon the conditions that the Compensation Committee may determine, and the price at which shares, subject to the stock option may be purchased will be reflected in each particular stock option agreement. The stock purchase price, our right of repurchase, if any, and other conditions determined by the Compensation Committee, will be reflected in each particular stock purchase right agreement.

Compensation Committee Interlocks and Insider Participation
          The Compensation Committee of the Board is currently comprised of Messrs. Johnson (Chairman) and Jessick, neither of whom is an executive of the Company. There are no Compensation Committee interlocks between us and any other entity involving us or such other entity’s executive officers or members of the Board.
Certain Relationships and Related Transactions
          Stockholders Agreement
          We are a party to an amended and restated stockholders agreement with certain stockholders, including GS Mezzanine Partners, L.P., Bridge Street Fund 1998, L.P., Stone Street Fund 1998, L.P. and GS Mezzanine Partners Offshore, L.P. (collectively, “GS”), Ares Leveraged Investment Fund, L.P. and Ares Leveraged Investment Fund II, L.P. (together, “Ares”), Green Equity Investors II, L.P., Jeffrey Weiss, Donald Gayhardt and C.L. and Sheila Jeffrey. The stockholders agreement will terminate on November 13, 2013. Under the agreement, provisions relating to tag-along and first option rights, repurchase of shares, preemptive rights, drag-along rights and grants of proxy terminated in connection with our initial public offering in January 2005.
          Under the stockholders agreement, Green Equity Investors II, L.P. has the right to demand, on three occasions, that we file a registration statement under the Securities Act covering all or a portion of the shares of Common Stock that it holds. On two occasions, GS has the right to demand such registration covering all or a portion of the shares of Common Stock that it and Ares holds.
          In addition, if we propose to register any Common Stock under the Securities Act (pursuant to a demand or otherwise) other than on a registration statement on Form S-4 or S-8, or in connection with an exchange offer, each stockholder that is party to the stockholders agreement, including Green Equity Investors II, L.P. and GS, may elect to include in, or “piggyback” on, the registration all or a portion of the shares of Common Stock that it holds. We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.
          Indebtedness of Management
          During the twelve month period ended June 30, 1999 (“fiscal 1999”), OPCO issued loans to certain members of management. The funds were used to pay personal income tax expense associated with the exercise of certain options and grants of certain stock in connection with the purchase of the acquisition of the Company by Green Equity Investors II, L.P. In addition, as part of his prior employment agreement, Jeffrey Weiss was issued a loan in the amount of $4.3 million to purchase additional shares of Common Stock. In February 2005, OPCO forgave accrued interest under the management loans (in the aggregate amount of approximately $2.5 million) and accepted the management individuals’ exchange of shares of Common Stock held by them and/or options to purchase shares of Common Stock held by them in full satisfaction of the principal amount of such loans (in the aggregate amount of approximately $6.7 million).
          Management Agreement
          Under an amended and restated management services agreement among Leonard Green & Partners, L.P., OPCO and us, OPCO agreed to pay Leonard Green & Partners, L.P. an annual fee equal to $1.0 million for ongoing management, consulting and financial planning services, as well as reimbursement of any out-of-pocket expenses incurred. The agreement was scheduled to terminate on November 13, 2008. However, the parties terminated the agreement effective upon the closing of our initial public offering in January 2005. In connection with this termination, OPCO paid Leonard Green & Partners, L.P. accrued fees and a termination fee of $2.5 million.

          Acquisition of We The People
          On March 7, 2005, we acquired substantially all of the assets of We The People Forms and Services Centers USA, Inc. relating to We The People’s retail-based legal document preparation services business. We The People conducted its business through a network of 168 franchised locations and two company owned locations in 32 states. In connection with this transaction, we entered into employment and non-compete agreements for five years and confidentiality agreements with the former owners of We The People, Ira Distenfield and Linda Distenfield. Prior to October 2005, Mr. Distenfield was our Senior Vice President and Linda Distenfield, his spouse, was the President of one of our subsidiaries.
          The total consideration for this transaction consisted of (i) $12.0 million in cash, $10.5 million of which was paid at closing and $1.5 million of which was deposited into an escrow account up until September 2006 ($200,000 of which was released in May 2005) to secure certain indemnification obligations under the purchase agreement; (ii) $3.0 million in cash, the payment of which is contingent on our and OPCO’s reaching certain future financial targets over a two year period arising from the assets acquired in the transaction; (iii) 141,935 unregistered shares of Common Stock; (iv) our assumption of certain contracts, including existing franchising agreements; and (v) OPCO’s assumption of a liability to pay up to $750,000 on account of certain outstanding franchise repurchase obligations.
          Between June 9, 2005 and July 22, 2005, we acquired substantially all of the assets of 27 of the We The People franchises. One of the stockholders of three of these franchises had previously entered into an agreement with Mr. Distenfield which caused him to be indebted to make specified payments to this individual upon the occurrence of certain specified events. As a result of the acquisition of these franchises and the subsequent distribution of $189,000 of proceeds from these purchases to this individual, the outstanding indebtedness of Mr. Distenfield to this individual has been reduced by $189,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
          This is the Report of the Compensation Committee of the Board on compensation policies for executives of the Company.
          The following report of the Compensation Committee of the Board of Directors (the “Compensation Committee”) shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference therein.
          The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:
General
          The Compensation Committee is comprised of independent non-employee directors and operates pursuant to a written charter. The Compensation Committee of the Board of Directors consists of David Jessick and Luke Johnson. The Compensation Committee was formed on April 27, 2005, after the Company’s Initial Public Offering. Prior to that time, compensation for the Company’s executive officers was determined by the full Board of Directors.
          Under the supervision of the Compensation Committee, the Company seeks to develop and implement compensation policies, plans and programs which align the financial interests of the Company’s senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.
          The Company’s executive compensation program consists of two key elements: (1) an annual component, i.e., base salary , annual bonus and other annual executive perquisites and (2) a long-term component, i.e., participation in the Company’s qualified and non-qualified employee benefit plans, including receiving grants of stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is appropriate for the Company’s goals of sustainable growth and enhanced stockholder value.
          Based on this philosophy, a meaningful portion of the senior executives’ annual bonus and stock options is designed to be linked to the Company’s achievement of targeted earnings before income taxes, depreciation and amortization (“EBITDA”). Under this pay-for-performance orientation executives are motivated to improve the overall performance and profitability of the Company and accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive’s individual performance, potential and contribution.
          The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the Chairman and Chief Executive Officer, are described below.
Annual Component: Base Salary and Annual Bonus
          Base Salary. The base salary component of executive compensation includes compensation for discharging job responsibilities and reflects the executive officer’s performance over time. Peer salaries for comparable positions, as reported to the Compensation Committee by management and by an independent compensation consultant, are used as reference points in setting salary opportunities for executive officers. The Company’s overall goal is to provide competitive salaries paid by the peer group assuming comparability of such factors as position, responsibilities and tenure.

          Individual salary adjustments take into account the Company’s salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company’s performance.
          Annual Bonus. The annual bonus component for executive officers, other than Jeffrey Weiss, the Company’s Chairman and Chief Executive Officer, and Donald Gayhardt, the Company’s President, is subject to the discretion of the Compensation Committee. The annual bonus component of the compensation paid to Messers. Weiss and Gayhardt are set forth in their employment agreements.
          For fiscal year 2005, the Board of Directors established an executive officer specific bonus plan that was based upon the Company’s achievement of targeted annual earnings before income taxes, depreciation and amortization (“EBITDA”) and, for certain executive officers with business unit specific responsibilities, the targeted annual EBITDA of that business unit. In addition, the Board of Directors established the EBITDA targets for the EBITDA based bonus set forth in the employment agreements for Messers. Weiss and Gayhardt.
          Final bonus payments are determined and paid after the completion of the Company’s fiscal year audit. In August 2005, the Compensation Committee determined that certain executive officers, including Messers. Weiss and Gayhardt, had achieved their personal performance goals set by the Board of Directors for fiscal 2005 so as to entitle them to a portion of their total bonus potential. Based on the Committee’s review, the Compensation Committee approved payment of fiscal 2005 bonuses in accordance with the previously approved plan for these executive officers and for Mr. Weiss and Mr. Gayhardt pursuant to their employment agreements.
Long-Term Component: Stock Options
          To align stockholder and executive officer interests, the long-term component of the Company’s executive compensation program includes the granting of stock options whose value is related to the appreciation in the market price of the underlying Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate the executive’s stock ownership. Under the Company’s 2005 Stock Incentive Plan, options to purchase Common Stock are available for grant to officers and other employees, directors, consultants and advisors of the Company. Stock options are granted at 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company’s stockholders are similarly benefited. Stock options are exercisable up to ten years from the date granted. After the formation of the Compensation Committee, with respect to fiscal 2005, the Named Executive Officers of the Company were granted options for 834,666 shares of Common Stock that were approved by the Compensation Committee.
Chairman and Chief Executive Officer Compensation
          The compensation package of Mr. Weiss, the Company’s Chairman and Chief Executive Officer, as set forth in his employment agreement, consists of two elements: (1) an annual component consisting of base salary and (2) an annual cash bonus. In addition, he is eligible for grants of awards pursuant to the Company’s 2005 Stock Incentive Plan. In fiscal 2005, the annual base salary for Mr. Weiss was $715,000. The base salary is commensurate with the salaries of other senior management of publicly-held companies of comparable size, industry and international operations. Mr. Weiss received a cash bonus for fiscal 2005 of $682,316 that was pursuant to the terms of his employment agreement and based on EBITDA targets established by the Board of Directors at the beginning of fiscal 2005. In April 2005, Mr. Weiss was awarded an option to purchase 420,566 shares of Common Stock. On June 30, 2005, the vesting of all options then outstanding under the Company’s 2005 Stock Incentive Plan was accelerated, including Mr. Weiss’ option. However, Mr. Weiss agreed with the Company not to sell any shares received upon exercise of such option, provided such restriction would be released ratably over three years on June 30th of each year beginning June 30, 2006. In determining the size of the Mr. Weiss’ grant, the Compensation Committee considered the growth of the business and the financial performance of the Company.

          This report is made by the undersigned members of the Compensation Committee:
Luke Johnson (Chairman)
David Jessick

SECURITIES OWNERSHIP
          The following table sets forth information as of October 1, 2005 regarding the beneficial ownership of Common Stock by each Director, by each Named Executive Officer, by all Directors and executive officers as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as indicated below, to the Company’s knowledge, all of such Common Stock are owned directly, and the indicated person has sole voting and investment power.
          We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, the address of each officer and director is c/o Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania 19312. On October 1, 2005, there were a total of 18,102,727 shares of Common Stock issued and outstanding.

	Amount of
	Beneficial		Percent of
Name and Address of Beneficial Owner of Dollar Financial Corp. Shares	Ownership		Class
Green Equity Investors II, L.P.(1)	7,223,290		39.9%

Jeffrey Weiss	1,572,145	(2)	8.5

Donald Gayhardt	952,763	(3)	5.0

Sydney Franchuk	89,059	(4)	*

Cameron Hetherington	60,500	(5)	*

Randy Underwood	52,500	(6)	*

Peter Sokolowski	44,067	(7)	*

Melissa Soper	23,684	(8)	*

William Athas	16,600	(9)	*

Roy Hibberd	—		—

David Golub	25,000	(10)	*

David Jessick	15,000	(11)	*

Luke Johnson	15,000	(12)	*

All directors and officers as a group (15 persons)	10,092,709	(13)	55.3%

*	Less than one percent (1.0%).

(1)	The address of Green Equity Investors II, L.P. is 11111 Santa Monica Boulevard, Los Angeles, California 90025.

(2)	Includes options to purchase 420,566 shares of Common Stock which are currently exercisable.

(3)	Includes options to purchase 867,465 shares of Common Stock which are currently exercisable.

(4)	Includes options to purchase 70,500 shares of Common Stock which are currently exercisable.

(5)	Includes options to purchase 60,500 shares of Common Stock which are currently exercisable.

(6)	Includes options to purchase 50,000 shares of Common Stock which are currently exercisable.

(7)	Includes options to purchase 18,875 shares of Common Stock which are currently exercisable.

(8)	Includes options to purchase 10,275 shares of Common Stock which are currently exercisable.

(9)	Includes options to purchase 16,100 shares of Common Stock which are currently exercisable.

(10)	Includes options to purchase 15,000 shares of Common Stock which are currently exercisable.

(11)	Includes options to purchase 15,000 shares of Common Stock which are currently exercisable.

(12)	Includes options to purchase 15,000 shares of Common Stock which are currently exercisable.

(13)	Includes options to purchase 1,562,281 shares of Common Stock which are currently exercisable.

STOCK PERFORMANCE GRAPH
          The SEC requires us to present a chart comparing the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) a broad equity index and (ii) a published industry or peer group index. Set forth below is a graph and table indicating the value at the end of the specified time periods of a $100 investment made on January 28, 2005 (the first day of trading of our Common Stock on the Nasdaq) in our Common Stock and similar investments made in the Standard & Poor’s 500 Index and the Nasdaq Composite Index and securities of companies in a peer group of financial services companies comprised of Ace Cash Express, Inc., Advance America Cash Advance Centers, Inc., Cash America International, Inc., EZCorp Inc., First Cash Financial Services, Inc., and QC Holdings, Inc. The graph and table assume the reinvestment of any dividends received.

REPORT OF THE AUDIT COMMITTEE
          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.
          In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2005, and discussed them with management and the independent registered public accounting firm (including discussions in executive sessions without the presence of management when appropriate), including the following aspects of the financial statements: (i) the quality, not just the acceptability, of their accounting principles; (ii) the reasonableness of the significant judgments reflected in the financial statements; and (iii) the clarity of their disclosures. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letters from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independence of the independent registered public accounting firm.
          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for fiscal 2005. The Audit Committee’s recommendation was accepted by the Board.
          This report is made by the undersigned members of the Audit Committee.
David Jessick (Chairman)
David Golub
Luke Johnson

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006. Ernst & Young LLP was first engaged as our independent registered public accounting firm in 1990 and has audited our financial statements for fiscal 2005. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast on the matter.
          Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise, the Board has decided to afford our stockholders the opportunity to express their opinions on the matter of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment, the Audit Committee will take that fact into consideration, together with such other facts as it deems relevant, in determining its next selection of an independent registered public accounting firm.
          Representatives of Ernst & Young LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from stockholders.
          The Board unanimously recommends a vote FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2006.
Fees to Independent Registered Public Accounting Firm
          Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for fiscal 2004 and fiscal 2005:

	Fiscal 2004	Fiscal 2005
Audit Fees	$1,430,000	$983,000
Audit-Related Fees	$17,000	$4,000
Tax Fees	$87,000	$243,000
All Other Fees	$0	$3,000
          Audit Fees. Audit fees for fiscal 2005 were for audit and quarterly review for the Company and its subsidiaries for fiscal 2005, fees for the Company’s initial public offering and fees for a public debt offering and exchange by Dollar Financial Group, Inc. Audit fees for fiscal 2004 were for audit and quarterly review for the Company and its subsidiaries for fiscal 2004, fees for the Company’s initial public offering and fees for a public debt offering and exchange by Dollar Financial Group, Inc.
          Audit-Related Fees. During fiscal years 2004 and 2005, there were no fees billed for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audits or reviews of our financial statements, the effectiveness of our internal control over financial reporting and the effectiveness of management’s assessment of our internal control over financial reporting, and are not reported under Audit Fees above. Audit related fees for fiscal 2005 were the final fees associated with the audit of our 2003 401(k) plan. Audit related fees for fiscal 2004 were the fees associated with the audit of our 2003 401(k) plan.
          Tax Fees. Tax fees for fiscal 2005 and fiscal 2004 were for compliance, tax advice, and tax planning.

          All Other Fees. Fees for other services provided during fiscal 2005 were for online research services. There were no fees for other services billed during fiscal 2004.
          Pre-Approval of Services. All services provided by Ernst & Young LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services. The engagement of Ernst & Young LLP for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Ernst & Young LLP provides or where there is another compelling rationale for using Ernst & Young LLP. All audit, audit-related and permitted non-audit services for which Ernst & Young LLP was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
          We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

OTHER INFORMATION
Matters Relating to Solicitation
          The expense of solicitation of proxies on behalf of the Directors, including printing and postage, will be paid by the Company. Request will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of Common Stock held of record by such persons. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by Directors and officers of the Company. The Company knows of no business which will be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, the Company believes that during fiscal 2005, its officers, Directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except with respect to Roy Hibberd who failed to file one Form 3 in a timely manner.
Stockholder Proposals for the 2006 Annual Meeting of Stockholders
          Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC.
          Proposals for Inclusion in Company’s Proxy Statement. Proposals of stockholders intended to be presented for consideration at our 2006 Annual Meeting of Stockholders must be received by the Company no later than June 20, 2006 in order to be included in the proxy statement and form of proxy related to that meeting.
          Proposals Not for Inclusion in Company’s Proxy Statement.
               If a stockholder intends to timely submit a proposal for action at our 2006 Annual Meeting, which is not required to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must satisfy certain requirements set forth in our Amended and Restated Bylaws and deliver a written Solicitation Notice (as such term is defined in our Amended and Restated Bylaws) to the Secretary of the Company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312 and in the manner set forth in the Amended and Restated Bylaws not later than February 15, 2006 and no sooner than January 15, 2006; provided however, if the 2006 Annual Meeting is held before October 25, 2006 or after December 17, 2006, a timely Solicitation Notice with respect to that meeting must be delivered not later than the close of business on the later of the (1) 90th day prior to such meeting or (2) the tenth day following the day on which public announcement of the of the date of such meeting is first made.
          If such stockholder fails to timely deliver a written Solicitation Notice to the Secretary of the Company in the manner set forth above, or otherwise fails to satisfy the requirements set forth in our Amended and Restated Bylaws and SEC rules, the proxy holders will be allowed to use their discretionary voting authority when any such proposal is raised at the 2006 Annual Meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

          A copy of the full text of the Amended and Restated Bylaws may be obtained by writing to the Secretary of the Company at the following address: Dollar Financial Corp., 1436 Lancaster Avenue, Suite 310, Berwyn, PA, 19312.
The Company’s Annual Report on Form 10-K
          The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2005 including financial statements and the schedules thereto. Such written requests should be directed to the Company at 1436 Lancaster Avenue, Suite 310, Berwyn, PA 19312, Attention: Secretary .

APPENDIX A
DOLLAR FINANCIAL CORP.
CHARTER FOR AUDIT COMMITTEE
ARTICLE I
FORMATION
          The Board of Directors (the “Board”) of Dollar Financial Corp. (the “Corporation”) has established the Audit Committee (the “Committee”) pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article IV, Section 1 of the Corporation’s Bylaws.
ARTICLE II
PURPOSE
          1. The purpose of the Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.
          2. Management is responsible for preparing the Corporation’s financial statements and for their accuracy and the Corporation’s independent auditors are responsible for auditing those financial statements While the Committee has certain authority and oversight responsibilities under this Charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Committee may rely without independent verification on the information provided to them and on the representations made by the Corporation’s management and the Corporation’s independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Corporation’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s independent auditors are in fact “independent.”
ARTICLE III
COMPOSITION
          The Committee shall consist of at least three directors, each of whom shall meet the independence requirements of the Nasdaq National Market, the Securities and Exchange Commission, the Securities Exchange Act of 1934, as amended, and any other applicable law (except as may be allowed by those requirements in exceptional circumstances) and none of whom have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the part three years. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board.
          Each member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in such individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
          The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified as directors and appointed to the Committee or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board at any time.

          The Board may appoint one member to serve as Chair of the Committee. The Chair shall set the agenda for the Committee’s meetings, convene and chair the Committee’s regular and special meetings and act as the Committee’s representative to the Board in communicating with the Board and management. If the Board fails to appoint a Chair of the Committee, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.
ARTICLE IV
RESPONSIBILITIES
          The principal responsibilities and functions of the Committee are set forth below. The Committee is authorized to carry out these responsibilities and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. Subject to any restrictions set forth in the Corporation’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities.
          The Committee’s role in performing its responsibilities and functions is one of oversight. The Corporation’s management is responsible for preparing the Corporation’s financial statements and the Corporation’s independent, auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the Corporation’s independent auditors, have more time, knowledge and more detailed information concerning the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to work of the Corporation’s independent auditors. Further, auditing literature, particularly Statement of Auditing Standards (“SAS”) No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.
A.	Independent Auditors
1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The independent auditors shall report directly to the Committee.

2.	Pre-approve all audit and permissible non-audit services to be performed for the Corporation by a registered public accounting firm in accordance with the provisions of § 10A(i) of the Securities Exchange Act of 1934, as amended.

3.	Review and discuss with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

4.	Discuss with the Corporation’s independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented.

5.	At least annually, discuss with the independent auditors their independence and receive each of the following in writing:
(a)	Disclosure of all relationships between the auditors and their related entities and the Corporation and its related entities or services provided by the auditors and their related entities to the Corporation and its related entities that in the auditors’ professional judgment may reasonably be thought to bear on independence, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented, or impact the objectivity of the independent auditors; and

(b)	Confirmation that, in the auditors’ professional judgment, the independent auditors are independent of the Corporation within the meaning of the federal securities laws.
6.	Review and concur with the Corporation’s hiring as an employee or engaging as a contractor or consultant of any employees of the Corporation’s independent auditors.

7.	At least annually, evaluate the independent auditors’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditors, and present its conclusions to the Board. In making its evaluation, the Committee should take into account the opinions of management and should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

8.	Prepare an audit committee report for inclusion in the Corporation’s annual proxy statement in accordance with the rules promulgated by the Securities and Exchange Commission.
B.	Financial Statements
9.	Review and discuss with the Corporation’s independent auditors and management the Corporation’s audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

10.	Review and discuss with management and the independent auditors any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Corporation’s financial statements.

11.	Review and discuss with management and the independent auditors the accounting policies that may be viewed as critical, any significant changes in the Corporation’s accounting policies and any accounting or financial reporting proposals that may have a significant impact on the Corporation’s financial reports. Inquire about the Corporation’s independent auditors’ views about management’s choices among alternative accounting principles and the quality of the Corporation’s accounting principles as applied in its financial reporting.

12.	Review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Corporation and that may have a material current or future effect on the Corporation’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

13.	Review and recommend action with respect to the results of each independent audit of the Corporation’s financial statements, including problems encountered in connection with such audit and recommendations of the independent auditors arising as a result of such audit.

14.	Based on (a) its review and discussions with management of the Corporation’s audited financial statements, (b) its discussion with the independent auditors of the matters to be communicated pursuant to SAS 61 and (c) the written disclosures from the Corporation’s independent auditors regarding independence, recommend to the Board whether the Corporation’s audited financial statements should be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
C.	Internal Accounting
15.	Review with the Corporation’s independent auditors and financial management (a) the adequacy and effectiveness of the Corporation’s system of disclosure controls and procedures and internal controls over financial reporting; (b) all significant deficiencies in the design or operation of the Corporation’s internal controls over financial reporting that could adversely affect the Corporation’s ability to record, process, summarize and report financial data; (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting; (d) the adequacy and effectiveness of those portions of the Corporation’s code of business conduct and ethics that relate to the integrity of the Corporation’s financial reporting; and (e) the related findings and recommendations of the Corporation’s independent auditors together with management’s responses.
D.	Management and Employee Conduct Policies
16.	Make interpretations from time to time as to the scope and application of the Corporation’s management conduct policies.

17.	Review periodically with senior management the provisions of the Corporation code of business conduct and ethics (including the Corporation’s policies and procedures with regard to trading by Corporation personnel in securities of the Corporation and use in trading of proprietary or confidential information) bearing on the integrity of financial reporting including any waivers provided under such code since the last review.

18.	Review on an ongoing basis and approve or disapprove all related party transactions required to be disclosed by Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

19.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
E.	Annual Self-Evaluation
20.	At least annually, conduct a self-evaluation of the performance of the Committee, including its overall effectiveness and compliance with this Charter.

21.	At least annually, review this Charter and reassess its adequacy.

          The foregoing functions and responsibilities are set forth with the understanding that Committee may, to the extent permitted by applicable laws or regulations, diverge therefrom as appropriate given the circumstances.
          In discharging its role, the Committee encourages free and open communication among the Committee, the Corporation’s independent auditors and management. The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the resources and authority to retain outside separate counsel or other experts or consultants, as it deems appropriate. The Committee is empowered to investigate any matter brought to its attention that is within the scope of or otherwise relevant to its responsibilities, with all requisite access to all books, records, facilities and personnel of the Corporation and with access to the Corporation’s outside legal counsel and other advisors.
ARTICLE V
PROCEDURES
          The Committee shall meet at least once each fiscal quarter. Additional meetings shall occur as the Committee or its Chair deems advisable. The Committee shall keep regular minutes of its meetings, and shall report its actions to the next meeting of the Board.
          The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists of at least two members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.
          All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. To perform its oversight functions effectively, the Committee should meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors. The Committee may, at its discretion and at the invitation of the Chair, include in its meetings members of the Corporation’s management, representatives of the Corporation’s outside advisors and, any other personnel employed or retained by the Corporation or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate including, but not limited to, any non-management director who is not a member of the Committee.

APPENDIX B
DOLLAR FINANCIAL CORP.
CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE CHARTER
ARTICLE VI
FORMATION
          The Board of Directors (the “Board”) of Dollar Financial Corp. (the “Corporation”) has established the Corporate Governance and Nominating Committee (the “Committee”) pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article IV, Section 1 of the Corporation’s Bylaws.
ARTICLE VII
PURPOSE
          The purpose of the Committee is to (1) identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board consistent with criteria approved by the Board, (2) recommend to the Board directors to serve on each Board committee, and (3) oversee an annual evaluation of the Board’s effectiveness and recommend improvements when necessary.
ARTICLE VIII
COMPOSITION
          The Committee shall consist of at least two directors, each of whom shall be determined by the Board to be “independent” in accordance with the rules of the Nasdaq National Market (except as may be allowed by those rules in exceptional circumstances). Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board.
          The members of the Committee shall be appointed by the Board and continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by the Board at any time.
          The Board may appoint one member to serve as chair of the Committee. The Chair shall set the agenda for the Committee’s meetings, convene and chair the Committee’s regular and special meetings and act as the Committee’s representative to the Board in communicating with the Board and management. If the Board fails to appoint a Chair of the Committee, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.
ARTICLE IX
RESPONSIBILITIES
          The principal responsibilities and functions of the Committee are set forth below. The Committee is authorized to carry out these responsibilities, and other responsibilities assigned to it by the Board from time to time, and to take any action reasonably related to the mandate of this Charter. Subject to any restrictions set forth in the Corporation’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities.
F.	Board Selection and Composition
2.	Establish standards, criteria and processes for the selection of directors.

3.	Identify, recruit, and review qualified individuals to be nominated for election to the Board and to fill vacancies or newly created board positions, consistent with criteria approved by the Board.

4.	Before nominating a new or incumbent director for election or reelection to the Board, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

5.	Select, or recommend for the Board’s selection, candidates for election or reelection to the Board at the annual meeting of stockholders and to fill vacancies that may occur at other times, including vacancies resulting from an increase in the size of the Board.

6.	If deemed advisable by the Committee, retain, compensate, terminate and oversee search firms and recruitment consultants to help identify, screen and review director candidates.

7.	Receive disclosures relating to a director’s independence and assist the Board in making determinations as to the independence of the directors.

8.	Review periodically the size of the Board and recommend to the Board any appropriate changes.

9.	Consider matters relating to the resignation of Board members.
G.	Evaluation of the Board and Board Committees
10.	Assist the Board in fulfilling its responsibilities in a manner that serves the best interests of the Corporation’s stockholders by conducting an annual review of the effectiveness, size and composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, and other desired qualities.

11.	Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed after consultation with individual directors and the Chairman of the Board.

12.	Review and monitor the composition, purpose, functions and structure of each Board committee.

13.	Consider matters related to the removal, resignation and rotation of members of each Board committee.
H.	Corporate Governance
14.	Review and monitor matters relating to the Company’s corporate governance and develop and recommend to the Board, if appropriate, modifications or additions to the Company’s organizational documents or the Company’s other corporate governance policies or processes.

15.	Review the corporate governance implications, if any, of any proposed changes in director compensation.
I.	Annual Self-Evaluation
16.	At least annually, conduct a self-evaluation of the performance of the Committee, including its overall effectiveness and compliance with this charter.

17.	At least annually, review this Charter and reassess its adequacy.
          The foregoing functions and responsibilities are set forth with the understanding that the Committee may, to the extent permitted by applicable laws or regulations, diverge therefrom as appropriate given the circumstances.

          The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the resources and authority to retain outside separate counsel or other experts or consultants, as it deems appropriate. The Committee is empowered to investigate any matter brought to its attention that is within the scope of or otherwise relevant to its responsibilities, with all requisite access to all books, records, facilities and personnel of the Corporation and with access to the Corporation’s outside legal counsel and other advisors.
ARTICLE X
PROCEDURES
          The Committee shall have at least one meeting per year. Additional meetings shall occur as the Committee or its chair deems advisable.
          The Committee shall keep regular minutes of its meetings, and shall report its actions and recommendations to the next meeting of the Board or as the Board otherwise requests. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of the Corporation’s Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the Committee, the Chairman of the Committee and its members for the Board, the Chairman of the Board and its members. Regular meetings of the Committee may be held at such time and such place as the Committee determines from time to time.
          The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists of at least two members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.
All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion and at the invitation of the Chair, include in its meetings members of the Company’s management, representatives of the Company’s outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 17, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class A Directors for Terms of Three Years:

NOMINEES:
☐	FOR ALL NOMINEES	O Jeffrey A. Weiss
O Donald Gayhardt

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent registered accountants for the twelve month period ended June 30, 2006	☐	☐	☐

3.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.
This proxy is solicited on behalf of the Board of Directors. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted “FOR” all proposals. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS, THE 2005 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2005 PRIOR TO THE EXECUTION OF THIS PROXY.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DOLLAR FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 17, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned, revoking all previous proxies, hereby appoints Jeffrey A. Weiss and Donald Gayhardt, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of Dollar Financial Corp., a Delaware corporation (the “Company”), that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on Thursday, November 17, 2005, at The Desmond Great Valley Hotel and Conference Center located at One Liberty Boulevard, Malvern, Pennsylvania 19355, and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
DOLLAR FINANCIAL CORP.
November 17, 2005
PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class A Directors for Terms of Three Years:

NOMINEES:
☐	FOR ALL NOMINEES	O Jeffrey A. Weiss
O Donald Gayhardt

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent registered accountants for the twelve month period ended June 30, 2006	☐	☐	☐

3.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.
This proxy is solicited on behalf of the Board of Directors. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted “FOR” all proposals. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or any postponement or adjournment thereof.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS, THE 2005 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDING JUNE 30, 2005 PRIOR TO THE EXECUTION OF THIS PROXY.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.